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                                                                     EXHIBIT (5)

        Opinion of Mahoney Adams & Criser, P.A. as to the validity of the
                     Debt Securities and the Preferred Stock


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                                February 3, 1995





Barnett Banks, Inc.
50 North Laura Street
Jacksonville, Florida  32202

     Re: Barnett Banks, Inc.: Registration Statement on Form S-3 relating to $1,000,000,000 in Debt Securities, shares of Preferred Stock and certain additional shares of Common Stock (as originally filed or as may be amended from time to time, the "Registration Statement")

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the proposed offering of an aggregate of $1,000,000,000 in (i) Debt Securities (the "Debt Securities") of Barnett Banks, Inc. (the "Company"), (ii) Preferred Stock, par value $.10 (the "Preferred Stock"), of the Company, and (iii) certain additional shares of common stock, par value $2.00 (the "Common Stock"), of the Company which may be authorized for issuance upon the exercise of certain conversion rights of the Debt Securities and the Preferred Stock, covered by the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel for the Company, we have examined the Registration Statement, the form of Senior Indenture between the Company and The First National Bank of Chicago, as Trustee (the "Senior Indenture"), filed as exhibit 4(f) to the Registration Statement, the form of Subordinated Indenture between the Company and Chemical Bank, as Trustee (the "Subordinated Indenture"), filed as exhibit 4(e) to the Registration Statement, and the form of Underwriting Agreements incorporated by reference as exhibits to the


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Barnett Banks, Inc.
February 3, 1995
Page 2
__________________

Registration Statement, and are familiar with the proceedings taken by the Company's Board of Directors with respect to them. We have also examined the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company, and such records, certificates and other documents of the Company as we have considered necessary or appropriate for purposes of this opinion.

     Based upon our examination of the above documents and our familiarity with the proceedings, it is our opinion that:

     1. The Company is duly organized and existing as a corporation in good standing under the laws of the State of Florida.

     2. The Senior Indenture and the Subordinated Indenture filed with the Registration Statement have been duly and validly authorized by all necessary action on the part of the Company and when duly executed by the Company and all other parties thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and subject to a court's discretion to make equitable remedies available.

     3. The Debt Securities have been duly authorized by the Company and, when duly executed, authenticated, and delivered against payment in accordance with the terms of the Senior Indenture or the Subordinated Indenture, will constitute valid and binding obligations of the Company enforceable in accordance with and subject to their terms and the terms of the Senior Indenture or Subordinated Indenture, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and subject to a court's discretion to make equitable remedies available. The Common Stock which may be issued pursuant to the conversion of the Debt Securities will be duly authorized and validly issued, and will be fully paid and nonassessable.

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Barnett Banks, Inc.
February 3, 1995
Page 3
__________________

     4. The Company has authorized, issued and outstanding capitalization as set forth in the Registration Statement.

     5. Upon issuance and payment therefor in accordance with the terms of the applicable Underwriting Agreement, the shares of Preferred Stock will have been duly authorized and validly issued and will be fully paid and nonassessable, and the Common Stock which may be issued pursuant to the conversion of such Preferred Stock will be duly authorized and validly issued and will be fully paid and nonassessable.

     6. Under the laws of the State of Florida, in which the Company is incorporated, as such laws are presently in effect, no personal liability attaches to the holders of Preferred Stock or Common Stock for any debts of the Company by reason of their being such holders.


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Barnett Banks, Inc.
February 3, 1995
Page 4
__________________

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the validity of the Debt Securities, the Preferred Stock and the Common Stock for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company and to the reference to this firm in the Prospectus which constitutes part of the Registration Statement.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        MAHONEY ADAMS & CRISER, P.A.


                                        By:/s/ Halcyon E. Skinner
                                           ----------------------------
                                           Halcyon E. Skinner